EXHIBIT 10.31
                                                                   -------------

                            WAREHOUSE LEASE AGREEMENT

1. Parties. This Lease, dated for reference purposes only, October 6, 2000, is made by and between HMCJ Realty, L.L.C., maintaining an office at 1201 Corbin Street, Elizabeth, New Jersey 07201 (herein called "Lessor") and LiquiSource Inc., A New Jersey Corporation, maintaining an office at 5 Shenandoah Court, Califon, NJ 07830 (herein called "Lessee").

2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, a portion of that certain teal property situated in the County of Middlesex, State of New Jersey, commonly )mown as 789 Jersey Avenue. New Brunswick, (the "Property") and consisting of a building containing approximately Sixteen Thousand Two Hundred Fifty square feet (the "Building") and described as approximately Ten Thousand Four Hundred (10,400) square feet, located in the Building as per plan attached hereto and made a part hereof. ("the Premises").

3. Term.

     3.1 Term. The term of this Lease shall be for five (5) years commencing on the 1st day of November, 2000 (the intended "Commencement Date") and ending an the 31st day of October 2001 (the intended "Termination Date") unless sooner terminated pursuant to any provision hereof.

     3.2 Delay In Possession. Notwithstanding said Commencement Date, if for any reason Lessor cannot deliver possession of the Premises to Lessee on said date. Lessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the team hereof, but in such case, provided that the delay is not attributed to the fault of the Lessee, Lessee shall not be obligated to pay rent (but this shall not affect the prepayment of the first month's rent) until possession of the Demises is tendered to Lessee. The dare Lessee takes possession of the Premises even if before November 1. 2000, shall be referred to as the "Commencement Date". If Lessor shall not have delivered possession of the Premises to Lessee within thirty (30) days from said Commencement Date for reasons not attributed to Lessees fault, Lessee may. at Lessees option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect and Lessee shall remain obligated under the Lease.

4. Rent.

     4.1 Base Rent. Lessee shall pay to Lessor as mat for the Premises, monthly payments in advance, on the first day of each month of the term hereof the base monthly rent set forth below for each applicable rental period:

RENTAL PERIOD (inclusive of dates listed below)

COMMENCING                  EXPIRING               BASE MONTHLY RENT
----------                  --------               -----------------

November 1, 2000            October 31, 2002       $4,993.33

November 1, 200k2           October 31, 2004       $5,200.00

November 1, 2004            October 31, 2005       $5,416.67

Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. In addition to the base monthly rent, Lessee shall also pay to Lessor all additional Rents, incremental Rents, charges and fees (collectively referred to as the "Rent") as provided for in the Lease or in any other agreement or writing between the parties. All Rents shall be paid by Lessee promptly when due, in lawful money of the United States of America, without notice or demand, and without deduction, abatement, counterclaim, recoupment or set-off of any amount or for any reason whatsoever. All Rent is to be paid to the Lessor at the address set forth in the heading of this Lease and made payable to Avi Don Management. L.L.C., Managing Agent, or to such other person or address as Lessor may from time to time direct and if so directed, Lessee agrees to make the payments in such other manner. All Rent payments shall be deemed on account of the earliest stipulated Rent or in such other manner as Lessor in Lessor's sole discretion may determine, and no endorsement or statement on any check or letter shall be deemed an accord and satisfaction, estoppel or waiver of Lessor's rights and Lessor may accept any check or payment without prejudice to its rights to recover the balance due or to pursue any other remedies available against Lessee. Lessee hereby agrees to timely pay the Rent imposed under this Lease or any other agreements or writings between the parties and to observe and timely fulfill and perform all of its obligations to the Lessor. Lessee agrees that, In the event it falls to make any payments when due or to perform any obligation required of it, it shall be deemed in default of the Lease and Lessor shall have all remedies available to it under this Lease and/or available to a Landlord under the law, whichever shall be more expansive.

     4.2 Additional Rent. In addition to the Base Rent, Lessee shall also pay to Lessor as Additional Rent under the lease on the first day of each month commencing as of November 1, 2000 and ending upon the termination of this Lease Agreement or the Lessee's vacation of the Premises, whichever occurs later, Lessee's pro-rata share, which is agreed and determined to be Sixty Four Percent (64%) of each of the following items applicable to the entire Sixteen Thousand Two Hundred Fifty (16,250) square foot building and land of which the Premises are a part:

     A. All real estate taxes.

     B. All Risk and Rent insurance premiums.

     C. Sprinkler maintenance service costs.

     D. Water and Sewer consumption,

     E. Snow and Ice removal on a per plow basis.

     F. Lessee shall also pay one hundred (100%) percent of the cost of the H.V.A.C. Maintenance Agreement for the Premises in accordance with the terms of the Maintenance, Agreement and any amendments or modifications thereto or other Agreements) as may hereafter be substituted by Lessor.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof S 30,000_00 as security for Lessee's faithful performance of Lessee's obligations hereunder (the "Deposit"). Lasses shall not mortgage, pledge, encumber or assign the Security Deposit nor any rights thereto without the written consent of the Lessor. If Lessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said Deposit for the payment of any Rent or other charge in default or for the payment of any other sums to which Lessee may become obligated by reason of its default, or to compensate Lessor for any losses, damages, expenses or fees, including attorneys frees, which Lessor may suffer thereby. If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee's failure to do so shall be a material breach of this Lease. If the monthly Rent (Base, Extra and/or Additional) shall, from time to time, increase during the tam of this Lease, Lessee shall thereupon deposit with Lessor additional security deposit so that the amount of security deposit held by Lessor shall at all times bear the same proportion to current Rent as the original security deposit bears to the original monthly Rent set forth in Paragraph 4.1 hereof. Lessor shall not be required to keep said deposit separate from its general accounts. If Lessee performs all of Lessee's obligations hereunder, said deposit, or so much thereof as has not therefore been applied by Lessor, shall be returned, without payment of interest or other increment for its use, to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest hereunder) at the expiration of the term hereof, and only after Lessee has vacated the Premises, paid all money due to Lessor and fulfilled all of Lessee's obligations under the Lease. No trust relationship is created herein between Lessor and Lessee with respect to said Security Deposit. If Lessee is not in default in any of, the terms of conditions of this Lease, Lessor shall refund $5,000.00 to Lessee upon commencement term of the 5th year.

6. Use, Compliance with Law and Condition of Premises.

     6.1 Use. The Premises shall be used and occupied only for the storage, warehouse and distribution of the Manufacturing of Cough Products and such other activities and business as may be directly connected with or incidental to said storage.

     6.2 Compliance with Law. Lessee shall maintain the Premises so that it complies with all applicable laws, ordinances, rules and regulations of all governmental bodies pertaining to its operations at the Premises and with all reasonable rules which Lessor may impose from time to time.

     6.3 Condition of Premises. Lessor shall deliver the Premises to Lessee vacant, clean and free of debris. Lessor further warrants to Lessee that the plumbing, lighting, air conditioning, heating, overhead doors and loading equipment In the Promises shall be in good operating condition on the Tease commencement date. Lessee hereby accepts the Premises in its condition existing as of the Lease Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, laws, ordinances, rules and regulations governing and regulating the use of the Premises, and any covenants or restrictions regardless of whether of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agents or the brokers have made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee's business. Lessor shall be under no obligation to repair any defect within the Premises unless and until Lessee gives Lessor written notice of the existence of such defect within 120 days of lessee taking possession.

7. Lessee's Obligation. Lessee agrees to repair and take good care of the Premises and suffer no waste and, at the expiration of the term hereof or end of its occupancy if sooner, to surrender the Premises to Lessor in as good order and condition as the Premises are at the beginning of such term, natural deterioration, reasonable and ordinary wear, tear, and use, and insured damage by fire and the elements and by any other cause outside of the reasonable control of Lessee excepted.

     7.1 Lessor's Obligations. Lessor will be responsible for all structural repairs from Commencement Date of lease or Lessees sooner occupancy not occasioned by Lessee's negligence, Lessor agrees to be responsible for any defective installation of any plumbing, heating, air-conditioning and lighting systems If installed by Lessor.

     7.2 Alterations and Additions. Lessee shall not, without Lessor's prior written consent, make any alterations, Improvements, additions, or Utility Installations in, on or about the Premises, except for nonstructural alterations not exceeding $2,500 in cumulative costs during the term of this Lease. In any event, whether or not in excess of $2,500 in cumulative cost, Lessee shall make no change or alteration to the exterior of the Premises nor the exterior of the buildings) in which the Premises are located nor pierce the roof without Lessor's prior written consent.

     7.3 No Mechanics' Liens. Lessee agrees to keep the Premises free of any mechanics' or other liens created or filed against the Premises as a result of services rendered, labor performed or materials supplied for the Lessee In connection with the Promises, and Lessee shall within ten (10) days thereafter, at Lessee's own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intention or Stop Notices that may have been filed. Upon Lessee's failure to do so, Lessee shall be deemed in breach of this Lease and shall be responsible to Lessor for all damages, costs, losses, expenses and fees, including attorney's fees, incurred or sustained by Lessor as a result thereof and Lessee shall, in addition to all remedies provided by law, have all remedies provided in the Lease in the event of default.

     7.4 Definitions. For purposes of this Paragraph, the term "Lessee" shall also refer to Lessee's employees, agents, customers, invitees, licensees, guests and trespassers.

8. Insurance Indemnity.

     8.1 Insuring Party. The insuring party for the Premises only under this Lease shall be the Lessor. As part of Lessor's All Risk Policy, it maintains liability insurance, in addition to, and not in lieu of, the insurance required to be maintained by Lessee under Paragraph 8.2, but Lessor shall not be required to name Lessee as an additional insured on such policy.

     8.2 Lessee's Insurance. Lessee shall be responsible for maintaining insurance coverage for any contents at the Premises.

     Notwithstanding any other provision of this Lease, Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and Property Damage insurance insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be a combined single limit policy in an amount not less than $2,000,000 per occurrence and be from a top rated insurance company licensed in New Jersey.

     8.3 Proof of Insurance and Waiver of Subrogation. If requested, each of the parties hereto shall advise the other of all applicable insurance coverage and Lessee shall provide Lessor with a written Certificate of Insurance or copies of the actual insurance policies. Each party agrees to try to secure from its insurer waivers of such insurers' rights of subrogation against the other party hereto with respect to fire and extended coverage. Lessee must provide Lessor with proof of insurance coverage prior to taking possession of the Premises.

     8.4 Indemnity. Lessee agrees to and shall pay in the first instance and indemnify and hold harmless Lessor from any and all claims of loss, injury, or damage to any persons or property asserted by anyone whomsoever, insofar as the same shall arise because of the acts, faults or negligence, actual or alleged, of Lessee, its agents, employees, licensees and visitors.

9. Damage to the Premises. If, during the teams of this Lease, the Premises are damaged by fire, or other cause, so as to interfere substantially with Lessee's use thereof, then this Lease may be canceled at the option of either party by written notice to the other given within thirty (30) days of the fire or other cause, and Rent shall be payable only to the date of such fire or other cause. In the event any such damage is so repaired within any such time when the Premises are substantially unusable by Lessee or if only a portion of the Premises shall be rendered substantially unusable by Lessee, then there shall be only a proportional abatement in the Rent during the period that such portion is substantially unusable by Lessee.

10. Negative Covenants. Lessee shall not assign, pledge, hypothecate or encumber this Lease nor sublet the Premises or any part thereof, and Lessee shall not occupy or permit or suffer the Premises to be occupied for any purposes deemed extra hazardous on account of fin or otherwise or which fails to comply with the deed, zoning restrictions or requirements of law. Any change in the majority ownership or control of Lessee- shall be deemed a prohibited assignment.

11. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 6% of such overdue amount The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee and is not a penalty. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any other rights and remedies granted hereunder.

12. Defaults; Remedies

     12.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

     (a) The failure by Lessee to make any payment of Rent or any other payment or deposit required to be made by Lessee hereunder, as and when due. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit pursuant to applicable Unlawful Detainee statutes such Notice to Pay Rent or Quit shall also constitute any notice required. Lessee shall have no cure or grace period for violation of this clause.

     (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph (a) above, where such failure shall continue for a period of 10 days after notice thereof from Lessor to Lessee: provided, however, that if the nature of Lessee's default is such that more than 10 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said 10-day period and thereafter diligently prosecutes such cute to completion. Notwithstanding anything contained in this clause, if the default creates an emergency, no ten (10) day notice shall be required and theme shall be no cure or grace period.

     (c) (i) The mating by lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. ss. 101 or any successor statute thereto; (iii) the appointment of a custodial or fiscal agent, trustee, receiver or other fiduciary to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease; or (iv) foreclosure or reclamation of Lessee's assets by any secured lender. judgement, lean holder or creditor, or (v) the attachment, execution or other judicial seizure of any of Lessee's assets located at the Premises or of Lessee's interest in this Lease or Lessee's failure to immediately remove any judgment entered against the Lessee.

     12.2 Remedies. In the event of any such default or breach by Lessee. Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach;

     (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. in such event Lessor shall be entitled to recover from Lessee on an accelerated basis all rent and other damages incurred by Lessor by reason of Lessee's default including, but not limited to, the cost of recovering possession of the Premises, expenses of releting, including necessary renovation and alteration of the Premises, and any Rent concessions and decreased Rent, reasonable attorneys fees, and any real estate commissions; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid Rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided and; that portion of the leasing commission paid by Lessor pursuant to Paragraph 13 applicable to the unexpired term of this Lease.

13. Brokers Commission. Lessee represents and warrants that it has not been introduced to nor seen the Premises with any broker in connection with this Lease, other than SBWE. Inc. whose commission Lessor agrees to pay pursuant to a separate agreement.

14. Heirs, Assigns. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and upon their respective successors and assigns but this clause shall not be deemed to permit any assignment by Lessee not otherwise authorized by this Lease.

15. Compliance with Environmental laws. Lessee expressly agrees, covenants, represents and warrants that it and anyone under its direction or control shall not violate the provisions of the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. ("Spill Act"), the Environmental Clean-Up Responsibility Act, as amended by the Industrial Site Recovery Act, N.J.S.A. 13:lK-6 et seq. the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C.A. 6901 et seq. ("RCRA"), any administrative rules and/or regulations adopted thereunder and/or any other federal, state or local environmental, toxic, hazardous waste or other type of laws or any administrative rules or regulations relating thereto, regardless of whether now existing or enacted subsequent to the execution of this Lease and as same may be supplemented, amended or replaced from time to time. The representations and obligations of Lessee under this paragraph shall survive the expiration or termination of the Lease. Lessor represents that as of the commencement date of this base, there are no environmental violations or problems with regard to this property.

16. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents, employees, visitors and invitees from acts of third parties.

17. Notices. Any notice acquired or permitted under the terms hereof may be given by either party to the other by personal delivery, certified mail or receipted overnight delivery service such as Federal Express, addressed to the party to whom the notice is to be given at the address as follows:

            LESSOR:      HMCJ Realty, L.L.C.
                         1201 Corbin Street
                         Elizabeth, NJ 07201
                         Attn: Avraham Avidan


            LESSEE:      LiquiSouce Inc,. A New Jersey Corporation
                         5 Shenandoah Court
                         Califon, New Jersey 07830
                         Attn: Raja Gopal Kolla


            Unless received earlier, such notice shall be deemed to have been received on personal delivery or three (3) days after the mailing thereof by first class certified mail. Either patty may change its address for the purpose of receiving notices by giving written notice to the other party of such change in the manner provided for giving notice.

18. Holdover. In the event that Lessee holds over after the Termination Date of the Lease or any authorized extension thereof without the Lessor's consent, then in that event the Rent shall be double the prior Rent, but payment of same by Lessee shall not be deemed to permit Lessee to continue to holdover and occupy the Promises nor relieve Lessee of liability for any damages Lessor sustains or costs, expenses. fees or losses Lessor incurs due to Lessee's holdover.

19. Subordination. This Lease shall nut be a lien against the Premises with respect to any mortgage(s) now or hereinafter placed upon the Premises with respects to Lessor. This tease and any rights granted to Lessee hereunder are and shall be subject and subordinate to all ground and underlying leases and to all mortgages which may now or hereafter affect such leases and/or the real property and the Building thereon of which the Premises are a part or the fixtures on the Premises and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative without any further act or writing of Lessee being necessary and no future instrument or subordination shall be required by any ground or underlying Lessee or by any mortgagee affecting any lease or the real property of which the Premises are a part. In confirmation of such subordination or for other purposes desired by Lessor, Lessee shall promptly execute an Estoppel Certificate and any other document or instrument that Lessor or any lender may request from time to dine to re-certify and/or effectuate the subordination or to confirm the status of the Lease. If Lessee fails to execute and deliver any such document or instrument requested, Lessee shall be deemed to be in default of this Lease and irrevocably constitutes and appoints Lessor as Lessee's special attorney-in-fact to execute and deliver any such document or instrument. Lessee shall not communicate with or serve any notice upon Lessor's mortgagees or ground Lessors without express written consent of the Lessor. For purposes of this Paragraph, the term "mortgage" shall refer to any mortgage, lien or encumbrance on the Premises, any building thereon or any fixtures or improvements appurtenant thereto. Lessor shall not be obligated to execute any "Landlord's Waiver" or "Landlord's Subordination Agreement" or `Estoppel Certificate' in favor of Lessee or any lender of Lessee.

20. Lessor's Access. Lessor and Lesson's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they arc a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any "For Sale" signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any "For Lease" signs, all without rebate of Rent or liability to Lessee.

21. Signs. Lessee shall have the right to place and maintain signs on the Premises or on the property stored therein that m y be necessary or desirable to indicate the tenancy of Lessee and its property stored therein, provided that the size, design and location of such signs shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld, and of the appropriate governmental bodies.

22. Merger. This Lease contains all the teams and conditions of the Agreement between the parties hereto and may not be modified except by instrument in writing, signed by the parties hereto or there respective successors in interest.

23. Quiet Possession. If Lessee pays the Rent herein provided for and performs all of its obligations under this Lease on its part to be performed, Lessee shall be entitled to bold, occupy, and enjoy the Premises peaceably and quietly without interference by Lessor subject to the provisions of this Lease.

24. Survival of Lessee's Obligations. All monetary and other obligations of Lessee under this Lease which cannot be satisfied within the term of this Lease shall continue and survive the expiration of this Lease until fully satisfied and complete.

25. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions. so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

26. Time of Essence. Time is of the essence for Lessee's performance of all of its obligations under the Lease.

27. Recording of Lease. Lessee agrees that the Lessor shall have the right, if it so desires or if it is required to do so by any lender, to record this Lease or a Memorandum hereof, and in such event the parties agree to execute the requested document in form appropriate for recording_ Lessee shall not have a right to record this Lease nor any Memorandum hereof without the express written approval of the Lessor and any such recording by Lessee shall be null and void and shall not be binding upon nor constitute a lien against the Premises.

28. Cross Defaults. For purposes of this clause, the terms "Lessor" or "Lessee" shall refer to the parties named in this Lease Agreement, and to their respective affiliates. subsidiaries and parent, if any. Lessee hereby agrees that any default by it under this Lease Agreement for the Premises or under any other Lease Agreement with Lessor or any affiliate of Lessor for any other properties shall, at the option of Lessor, constitute a default under this base and under all of the other Lease Agreements. Lessee further agrees that, in the event of such cross defaults, any remedies provided to Lessor under this or any other Lease Agreement with Lessee shall be deemed to be Lessor's rights under all of the Lease Agreements and the security deposits from any of the Lease Agreements may be applied to cure defaults under any and/or all of the Lease Agreements.

29. Utilities. Lessee shall pay for all water, gas, heat, light, power, burglar alarm, sprinkler alarm, sprinkler maintenance service, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

30. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises, or more than 25% of the parking area of the Premises which is not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Rent shall be reduced in the proportion to the portion of the Premises taken. No reduction of Rent shall occur if the only area taken is that which does rut have a building located thereon. Any award' for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages.

31. Outside Areas.

31.1 Access to Driveway Areas. Lessee, on behalf of itself and its employees, agents, customers, invitees, licensees, guests and trespassers (collectively referred to where appropriate in this Lease as "Lessee"), covenants and agrees that it shall not itself, nor permit others, to in any way fix any trucks, vans, tractors, trailers, automobiles, motorcycles or other vehicles in the driveway, parking or outside yard areas or in front of any other sections of the Building in which the Premises are located, nor block the entrance way to the property nor in any way impede, block, restrict, limit, interfere with or hinder access, ingress or egress, to or from the street to the bays, entrances, Building and parking areas for the other sections of the Building in which the Premises are located. Lessee further agrees to maintain an unobstructed lane of traffic for the fire apparatus and other emergency equipment in the driveway and parking areas and to insure that none of its trucks, vans, trailers, tractors, automobiles, motorcycles or other vehicles nor those coming to or departing from its Premises block the drive lane in front of any other sections of the Building.

31.2 Maintenance of Yard. Lessee, at its sole cost and expense, shall immediately and at all times as required during the term of this Lease, maintain the parking areas, driveway and loading areas adjoining its section of the Premises and remove garbage and debris.

31.3 No Outside Storage. Lessee shall not, without the express written consent of Lessor, leave, keep, maintain or store any pallets, drums, containers, boxes, canisters, in any parking areas, driveway or outside yard areas nor use any trailers, containers, bins or cabinets in any parking areas, driveway or outside yard areas for storage purposes.

32. Interest on Past-due Obligation. Except as expressly herein provided, in addition to late charges, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that Interest shall not be payable on late charges incurred by Lessee. To the extent permitted by law interest on any judgment shall be at the rates permitted by the Lease and not any lower rates allowed by Court rules.

33. Multiple Tenant Building. In the event that the Premises are part of a larger building or group of buildings, Lessee agrees it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building. The violations of any such rules and regulations shall be deemed a material breach of this Lease by Lessee.

34. Attorney's Fees. In addition to any other provisions contained in the Lease, Lessee agrees that in the event it breaches any of its obligations under the Lease, financial or otherwise, or if Lessee requests the right to assign the Lease or sublease the Premises, or exercises any right or option provided in the Lease, or requires any other writings or notices from or actions by Lessor, Lessee will be obligated to pay to Lessor on demand as additional Rent all of the costs, expenses and legal fees (regardless of whether taxed by the court) incurred by Lessor in enforcing any of its rights, protecting its interests, curing or assuming Lessee's performance, approving or reviewing and/or preparing any documents, requests, assignment, subleasing, collateral assignment or acquisition of the Premises regardless of whether the proposed transaction is approved or consummated, or collecting any moneys due to it under the Lease or any modifications or extensions thereof.

35. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be Rent.

36. Standard Industrial Classification Number. Lessee hereby represents that it's Standard Industrial Classification Number ("SIC No.") is 2834.

37. Failure to Return Executed Lease and Make Deposits. Regardless of whether Lessor has executed this Lease, Lessor may revoke its offer to lease and may lease the Premises to anyone else without further obligation to Lessee at any time prior to Lessor's receipt of the fully completed original Lease duly executed by Lessee and Lessee's remittance of all Security Deposits and Rent payments required under the Lease.

38. Captions and Headings. The captions and headings used are for convenience and reference only and shall not be deemed a part of nor affect the interpretation of this Lease.

39. Multiple Originals. The Lease may be executed in two or more counterparts, each of which shall be considered to be an original, regardless of whether the body of the Agreement is a photocopy.

40. Lessor's Work. Lessor, at its own cost and expense shall remodel the Premises in accordance with the floor plan and notes attached hereto.

41. Option to Extend the Term. If the lessee shall not then be in default in observing or performing any of the terms, covenants and conditions of this lease, the Lessee shall have an exclusive option to extend the term of this Lease (referred to as the "Option") for an additional period of Five (.L)) year(s) (referred to as the, "Extension Period"), provided that Lessee must give written notice (referred to as the "Notice") by certified mail, return receipt requested, to the Lessor on or before. August 1. 2005 (referred to as the "Option Extension Date") of its exercise of said Option. Upon Lessor's receipt of the Notice, the Lease shall be automatically extended without the necessity of the execution of an extension agreement or other written instrument. If Lessee fails to give the Notice to Lessor by the Option Extension Date, Lessee shall be deemed to have waived the Option and same shall be null and void.

            The base monthly rent to be paid during the Five U year Extension Period shall be computed as follows:

                                    The "Consumer Price Index for Urban Wage
                        Earners and Clerical Workers" New York, N.Y.
                        Northeastern N.J. Region, all items (1982-1984=100) as published by the United States Department of Labor, Bureau of Labor Statistics (referred to as the "Index") for the first month of the Extension Period which shall be the month of September, 2005 (referred to as the "Extension Index") shall be compared with the Index for the month in which the term of the Lease commences which is the month of October, 2000 (referred to as the "Beginning Index") If the Extension Index is the same as or lower than the Beginning Index, then the base monthly rent to be paid kip during the Extension Period shall be the highest base monthly rent paid dining the initial term of the Lease. If, however, the Extension Index has increased over the Beginning Index, then the base monthly rent to be paid during the Extension Period shall be the highest base monthly rent paid during the initial term of the Lease multiplied by a fraction, the numerator of which shall be the Extension Index and the denominator of which shall be the Beginning Index. In the event that the Extension index has not been determined as of the first day of the Extension Period, than the Lessor may estimate the new base monthly rant by temporarily using the Index for the last published month prior to the commencement of the Extension Period and by thereafter calculating the base monthly rent for the Extension Period as soon as the Index for the first month of the Extension Period is published, making any adjustments which may be necessary.

                                    If for any reason the Index is changed In
                        any manner affecting the years or rates or basis, then the Index shall be converted in accordance with the conversion factor, if any, published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term without any applicable conversion factor, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same formula as would be obtained if the Index had not been discontinued or revised.

                                    In no event, however, shall the base monthly
                        rent be paid during the Extension Period be less than the highest base monthly rent paid during the initial term of the Lease nor shall any base monthly rent be reduced below the last base monthly rent paid.

            In addition to the revised base monthly rent. Lessee shall continue to pay all additional rents provided in the Lease during the Extension Period.

            Iris understood and agreed that the Option hereby granted to Lessee constitutes an extension of the original term of the Lease and that all other terms and conditions of the Lease remain in full force and effect

            The Option is personal to Lessee and is not assignable or exercisable by and Assignee or Sublessee without the express written consent of Lessor. In the event that Lessee exercises the Option and thereafter is given consent to assign the Lease or sublease the Premises, any rents or profits received by the Lessee from any Assignee or Sublessee for the Extension Period above the rents provided in the Lease shall belong to the Lessor.

            In the event that the Building containing the Premises is sold prior to the Lessee's exercise of the Option, the new owner, at its sole option, shall have a right to cancel the option and, in such event, the Option shall not be exercisable and shall be deemed null and void.

            It is understood and agreed that in the event of an assignment of the Lease or a sublease of the Premises after the exercise of any Option to extend the term but prior to the commencement of the Extension Period, at Its sole option, shall have the right exercisable at any time prior to the commencement of the Extension Period to declare the exercise of the Option null and void and to terminate the Lease as of the expiration date of the then existing team of the Lease or as otherwise provided in the Lease, Addendum or Rider.

            If the Lessee shall be in default of any term, covenant or condition of the Lease prior to exercise of the Option, or if the Lease shall be terminated before the commencement of the Extension Period, or if the Option has already been exercised and Lessee thereafter defaults prior to commencement of the Extension Period, the Option shall, at the option of the Lessor, be deemed abrogated and, rendered null and void.

            IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed, sealed, their respective officers hereunto duly authorized, as of the day and year first above written.

Executed at                              HMCJ Realty, L.L.C.
            -------------------

on                                        By: /s/ Avraham Avidan
  -----------------------------               ---------------------------------
                                              Avraham Avidan, Managing Member
Address
       ------------------------

                                          "LESSOR OF PREMISES"
-------------------------------


Executed at                               LiquiSource, Inc.
            -------------------

on                                        By: /s/ Raja Gopal Kolla
  -----------------------------               ---------------------------------
                                              Raja Gopal Kolla, President
Address
       ------------------------

                                          By: /s/ Raju V.K. Vegesna
-------------------------------               ---------------------------------
                                              Raju V.K. Vegensa, Vice President

                                          "LESSEE" (Corporate Seal)